SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 18, 2008

Diomed Holdings, Inc.

Delaware (State or other jurisdiction of incorporation)	000-32045 (Commission File Number)	84-1480636 (IRS Employer Identification No.)

1 Dundee Park Andover, MA (Address of Principal Executive Offices)	01810 (Zip Code)

Registrant’s telephone number, including area code: (978-475-7771)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On February 18, 2008, Cary Paulette, Vice President of North American Sales of Diomed, Inc., resigned from his employment with the company, effective February 29, 2008. There were no known disagreements between Mr. Paulette and Diomed on any matter relating to Diomed’s operations, policies or practices, nor was Mr. Paulette’s employment terminated for cause. Rather, Mr. Paulette resigned voluntarily for personal reasons.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diomed Holdings, Inc. (Registrant)

Date: February 21, 2008	By:	/s/ DAVID B. SWANK
	Name:	David B. Swank
	Title:	Chief Financial Officer